Exhibit 99.1

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Jennifer Jarman
The Blueshirt Group
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jennifer@blueshirtgroup.com

Synaptics Reports First Quarter Fiscal 2013 Results

Santa Clara, CA – October 25, 2012 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its first quarter ended September 30, 2012.

Net revenue for the first quarter of fiscal 2013 was $127.0 million compared with $133.4 million for the comparable quarter last year. Net income for the first quarter of fiscal 2013 was $6.1 million, or $0.18 per diluted share, compared with net income of $13.0 million, or $0.39 per diluted share, for the comparable quarter last year.

Non-GAAP net income for the first quarter of fiscal 2013 was $12.7 million, or $0.37 per diluted share, compared with non-GAAP net income of $19.1 million, or $0.57 per diluted share, for the first quarter of fiscal 2012. (See attached table for a reconciliation of GAAP to non-GAAP results.)

“First quarter revenue was at the high end of our guidance range, reflecting better than anticipated revenue from mobile phone touchscreen applications, partially offset by lower than expected PC revenue,” stated Rick Bergman, President and CEO. “The first half of fiscal 2013 is unfolding largely as anticipated, and we are encouraged by our strong design pipeline based on our broad portfolio of solutions and continued track record of execution. We are investing in the right areas and continue to position the company for long-term growth.”

First Quarter 2013 Business Metrics

•	Revenue mix from mobile and PC products was approximately 51% and 49%, respectively.

•	Revenue from mobile products totaled $64.6 million and was roughly flat year-over-year. Mobile products revenue includes touchscreen and video display products.

•	Revenue from PC products totaled $62.4 million, a decrease of 9% year-over-year.

•	Gross margin was 47.7%, an increase of 180 basis points year-over-year.

•	Net income reflects additional operating expenses associated with the company’s recent acquisitions, as previously indicated.

Cash at September 30, 2012 increased $7.9 million from the immediately preceding quarter to $312.9 million. Cash flow from operations for the first quarter of fiscal 2013 was $29.6 million. The company used $11.9 million for the purchase of its new headquarters and $5.0 million for the purchase of the video display operation of IDT, as previously announced.

Kathy Bayless, CFO, added, “Considering our backlog of approximately $74.0 million, customer forecasts, and the resulting expected product mix, we anticipate revenue to be in the range of $134.0 million to $142.0 million for the December quarter, an increase of 6% to 12% from the immediately preceding quarter. We expect both PC and mobile products revenue to be up sequentially based on strength from new product ramps as well as seasonal trends.”

Earnings Call Information

The Synaptics first quarter fiscal 2013 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 25, 2012, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-4774 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.

About Synaptics Incorporated

As a leading developer of human interface solutions that enhance the user experience, Synaptics provides the broadest touch solutions portfolio in the industry. The ClearPad™ family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets, and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad™, is integrated into the majority of today’s notebook PCs. Synaptics’ wide portfolio also includes ThinTouch™, supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com

Synaptics, ClearPad, TouchPad, ClickPad, ForcePad, ThinTouch, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges and certain non-cash or non-recurring items. Net income excluding share-based compensation and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding the company’s encouraging outlook based on the strong design pipeline; the company’s belief it is investing in the right areas and continues to position itself for long-term growth; and the company’s anticipated revenue for the December quarter, including its expectation that both PC and mobile products revenue will be up sequentially based on strength from new product ramps as well as seasonal trends. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets Synaptics serves, (d) the success of Synaptics’ customers’ products that utilize Synaptics’ product solutions, (e) the development and launch cycles of Synaptics’ customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of Synaptics’ product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2012. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	June 30,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$312,889	$305,005
Receivables, net of allowances of $567	98,040	104,140
Inventories	31,236	31,667
Prepaid expenses and other current assets	5,945	5,365

Total current assets	448,110	446,177
Property and equipment, net	39,079	24,903
Goodwill	20,695	18,995
Purchased intangibles	13,895	12,800
Non-current auction rate securities	14,454	15,321
Other assets	22,964	23,309

Total assets	$559,197	$541,505

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$50,735	$55,220
Accrued compensation	11,671	12,642
Income taxes payable	12,955	11,221
Other accrued liabilities	34,997	26,515

Total current liabilities	110,358	105,598
Convertible senior subordinated notes	2,305	2,305
Other liabilities	37,545	36,812

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 120,000,000 shares authorized; 48,809,102 and 48,680,348 shares issued, and 32,939,869 and 32,896,256 shares outstanding, respectively	49	49
Additional paid in capital	479,136	471,569
Less: 15,869,233 and 15,784,092 treasury shares, respectively, at cost	(416,439)	(413,885)
Retained earnings	343,112	337,059
Accumulated other comprehensive income	3,131	1,998

Total stockholders’ equity	408,989	396,790

Total liabilities and stockholders’ equity	$559,197	$541,505

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2012	2011
Net revenue	$127,041	$133,446
Cost of revenue (1)	66,471	72,186

Gross margin	60,570	61,260
Operating expenses
Research and development (1)	32,802	28,226
Selling, general, and administrative (1)	18,908	16,709
Acquired intangibles amortization	240	—
Change in contingent consideration	287	—

Total operating expenses	52,237	44,935

Operating income	8,333	16,325
Interest income	218	200
Interest expense	(4)	(4)
Impairment recovery on investments	—	20

Income before income taxes	8,547	16,541
Provision for income taxes (2)	2,494	3,526

Net income	$6,053	$13,015

Net income per share:
Basic	$0.18	$0.40

Diluted	$0.18	$0.39

Shares used in computing net income per share:
Basic	32,941	32,875

Diluted	34,014	33,777

(1)	Includes share-based compensation charges of:

Cost of revenue	$243	$315
Research and development	3,911	3,541
Selling, general, and administrative	4,313	4,310

	$8,467	$8,166

(2)	Includes tax benefit for share-based compensation charges of:

	$2,218	$2,015

Non-GAAP net income per share:
Basic	$0.39	$0.58

Diluted	$0.37	$0.57

SYNAPTICS INCORPORATED

Reconciliation of Non-GAAP Net Income and Net Income Per Share

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2012	2011

Net income – as reported	$6,053	$13,015

Non-GAAP adjustments (net of tax):
Net gain on investments	—	(20)
Acquired intangibles amortization	154	—
Change in contingent consideration	287	—
Share-based compensation	6,249	6,151

Net income – non-GAAP	$12,743	$19,146

Net income per share – non-GAAP:
Basic	$0.39	$0.58

Diluted	$0.37	$0.57